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                                                                    Exhibit 23.2


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements and related Prospectuses of The Lubrizol Corporation of our report dated February 17, 2004 (except for Note W as to which the date is July 29, 2004), with respect to the consolidated financial statements of Noveon International, Inc. included in this Current Report (Form 8-K):


Registration
Number              Description                             Filing Date
------              -----------                             -----------

2-99983             1985 Stock Option Plan                  August 30, 1985

33-61091            Employees' Profit Sharing               July 19, 1995
                    and Savings Plan (401(k))

33-42211            1991 Stock Incentive Plan               August 19, 1991

333-42338           1991 Stock Incentive Plan               July 27, 2000

333-115662          Registration of $2,000,000,000          May 20, 2004
                    of Common Shares and Debt
                    Securities


/s/ Ernst & Young LLP

Cleveland, Ohio
July 29, 2004